UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                July 19, 2010

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2010, the Board of Directors of The Southern Company (the “Company”) elected a new member, Dr. Dale E. Klein, effective July 19, 2010.  Dr. Klein is Associate Vice President for Research and Associate Director of The Energy Institute at The University of Texas at Austin.  Dr. Klein also was named as a member of the Company’s Nuclear/Operations Committee and Governance Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2010	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary